UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 17, 2023

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the "Board") of McEwen Mining Inc., a Colorado corporation (the “Company”), determining that it was in the best interest of the Company and its shareholders and pursuant to its authority under Section 4.2 of the Amended and Restated Bylaws of the Company, expanded the number of directors on the Board from eight to nine and subsequently, on November 17, 2023, appointed Mr. Nicolas Darveau-Garneau who agreed to serve as a member of the Board effective November 17, 2023, to fill the vacancy on the Board created by the increase in Board size. Mr. Darveau-Garneau term will extend only until the next annual meeting of shareholders, which is anticipated to be held in June 2024.

There are no arrangements or understandings between Mr. Darveau-Garneau and any other persons pursuant to which he was appointed as a director. Additionally, there have been no transactions involving Mr. Darveau-Garneau that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Darveau-Garneau and any director or executive officer of the Company.

Mr. Darveau-Garneau will participate in the Company’s standard director compensation arrangements currently applicable to non-employee directors. Under the terms of those arrangements, Mr. Darveau-Garneau will receive a retainer of $40,000 per year for his service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: November 24, 2023	By:	/s/ Carmen Diges
Carmen Diges, General Counsel